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                                                                Exhibit 10.22

                                LICENSE AGREEMENT

         AGREEMENT dated as of the 12th day of November, 1998, by and between World Championship Wrestling, Inc., One CNN Center, Atlanta, GA 30348-5366 ("WCW") and Sitka Restaurant Group, Inc., 6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103, a wholly owned subsidiary of American Vantage Companies ("Licensee").

                                  WITNESSETH:

         WHEREAS, WCW is the owner of the licensed elements listed on Schedule 1 that is attached to this Agreement ("Licensed Elements"); and

         WHEREAS, Licensee will, following execution of this Agreement, employ personnel and consultants with expertise in the creation and development of themed restaurant attractions; and

         WHEREAS, Licensee desires to license from WCW the Licensed Elements for use by Licensee in connection with the creation and development of one or more themed restaurant attractions tentatively named the "Nitro Grill" or "WCW Nitro Grill" all upon the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the covenants herein contained the parties hereby agree as follows:

1 . License of Rights: (a) WCW hereby licenses to Licensee the right to create and develop one or more themed restaurant attractions based on approved WCW Licensed Elements in one or more themed restaurant attractions based solely on WCW and tentatively named "Nitro Grill or WCW Nitro Grill" (Each WCW themed restaurant attraction shall be referred to hereafter as "TR"). Each TR shall consist of a full service restaurant which shall include one or more retail boutiques only featuring WCW related merchandise (including any Authorized Articles (as defined below) and merchandise produced by WCW licensed third parties which shall hereafter be collectively referred to as "Merchandise") and featuring one or more attractions and/or promotions based on the Licensed Elements.

         (b) The parties acknowledge and agree that the license of rights to operate a TR using the Licensed Elements shall be non-exclusive; provided, however, that WCW shall not license any other WCW only themed restaurants in the Territory (as defined below in Paragraph 2) as long as Licensee is not in breach or default of this Agreement for any of the TRs and Licensee is in compliance with one or more of the following conditions:

         (i) Licensee has opened at least one new TR by May 1, 1999; has provided WCW with Notice (as defined below) by July 1, 2000 for a second TR to be opened by December 31, 2000 and has by April 1, 2001 and April 1 each year thereafter committed to open a third and subsequent TRs. Such commitment must consist of a written notice ("Notice") to WCW along with an advance payment of $25,000 The


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         Notice must contain the location name and scheduled grand opening date.
         The opening of such new TR must occur within six months of Notice;

         (ii) Licensee is operating at least nine (9) TRs; or

         (iii) Licensee has paid at least $2,750,000 in aggregate royalties in respect of Gross Retail Sales (as defined in Exhibit "A") of TRs for such preceding calendar year. Such royalties must have been actually earned based on Gross Retail Sales and paid to WCW.

In the event that as of the end of any calendar year, Licensee is not in compliance with at least one of the foregoing conditions, WCW's covenant not to license any other themed restaurants solely featuring WCW in the Territory shall terminate and WCW shall have the right to license to third parties (other than Licensee) the right to use any or all of the Licensed Elements (including the names Nitro Grill and WCW Nitro Grill) in connection with one or more WCW themed restaurants, subject to the limitation set forth in Paragraph 1(c) below.

         (c) If WCW is permitted during the License Term (as defined below) to license to other third parties the right to open WCW themed restaurants as provided in Paragraph 1(b) above, WCW shall not during the License Term permit any third party licensee to open a TR in Nevada and/or in the same greater metropolitan area as any TR currently in operation by Licensee, provided that the TR then in operation by Licensee in Nevada or in such greater metropolitan area, as the case may be, had annual Gross Retail Sales in the preceding calendar year of at least $2,400,000.

         (d) (i) In the event that Licensee desires to use the Licensed Elements in connection with the manufacture, advertising, promotion and sale of categories of merchandise produced by or at the direction of Licensee ("Authorized Articles"), Licensee shall so advise WCW. Licensee shall not have the right to produce and sell any Authorized Articles unless Licensee has obtained WCW's prior written approval. Licensee acknowledges and agrees that WCW is engaged in a licensing program for the production of merchandise based on the Licensed Elements and that WCW's right to approve Licensee's production and sale of any Authorized Articles shall be exercised in the sole discretion of WCW. WCW acknowledges that at all times during the License Term, clothing in the form of shirts, t-shirts, hats and jackets shall be permitted Authorized Articles, subject to WCW's approvals set out in Paragraphs A-5 and A-6.

         (ii) In the event that WCW approves of Licensee's production and sale of Authorized Articles, such Authorized Articles shall be nonexclusive and subject to the terms and conditions set forth in Exhibit A. In addition, Licensee may only sell such Authorized Articles at the TRs unless Licensee first obtains WCW's written approval of the locations and countries where such Authorized Articles are intended to be sold. In the event that WCW approves of Licensee producing and selling Authorized Articles, WCW shall specify in its written approval the term during which Licensee may sell such Authorized Articles. If no term is specified by WCW when giving such written approval, Licensee shall be deemed to have the right to sell such Authorized Articles during the TR Term (as defined below).

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         (e) Licensee agrees that the Excalibur TR (as defined below) shall be open for food and retail service to the public and fully functional by no later than May 1, 1999. Failure by Licensee to open the Excalibur TR by May 1, 1999 shall constitute a material breach of this Agreement.

2. Territory: Licensee may exercise the rights herein granted throughout the world, subject to the following limitations. If Licensee desires to have any partners for purposes of developing any TRs outside of the United States, such partners are subject to WCW approval. In the event that Licensee does not open at least one (1) TR in a country outside the United States by no later than three (3) years from April 1, 1999 or in the event that Licensee does not open at least five (5) TRs by no later than seven (7) years from April 1, 1999, the Territory shall be limited to (i) the United States, its territories and possessions and (ii) those countries (exclusive of Canada) outside the United States in which TRs have been opened and are still in operation as of the applicable measuring date. In such event, WCW shall have the right to open TRs or license to third parties the right to open TRs in any country outside the United States in which Licensee has not opened a TR as of the applicable measuring date. Notwithstanding anything herein to the contrary, if Licensee has opened a TR in Canada and Licensee loses its exclusivity for countries outside the United States as provided above in this Paragraph 2, Licensee's exclusivity in Canada shall be limited to the greater metropolitan area of any city in Canada where Licensee has opened a TR; WCW may open or license third parties to open a TR in any location in Canada outside of the greater metropolitan area(s) in Canada where Licensee is operating a TR.

3. Term:

         (a) The Term of this License Agreement ("License Term") shall commence on the earlier of May 1, 1999 or the opening of the first TR and shall continue for so long as Licensee is continuing to open new TRs, subject to prior termination by WCW as provided in Exhibit A and to the limitations set forth in the next sentence. The License Term of this Agreement shall terminate and Licensee shall no longer have the right to open new TRs if Licensee (i) fails to open one new TR by May 1, 1999 (ii) fails by July 1, 2000 to commit to open a second TR; (iii) fails to open the second TR by December 31, 2000; (iv) fails by April 1, 2001 and April 1 in each year thereafter to commit to open a third and subsequent TRs; or (v) fails to satisfy the terms of any commitment it has made to open a TR within the six (6) month timeframe set out in Paragraph 1(b)(i).
In the event, Licensee has satisfied either of the conditions specified in Paragraphs 1(b)(ii) or 1(b)(iii) during the previous calendar year, section 3(a)(iv) shall not apply.

Upon the termination of the License Term, Licensee shall only have the right to open new non-exclusive TRs with the prior written approval of WCW, which approval may be granted or withheld in WCW's sole discretion. Any termination of the License Term, however, as provided above in this Paragraph 3(a) shall not affect Licensee's rights to continue to operate existing TRs under the terms of the Agreement.

         (b) Each TR that is opened by Licensee hereunder shall have a specific Term for such TR ("TR Term"). The TR Term shall commence as of the date that Licensee has opened such TR but in not event later than three months after Licensee has signed a lease for such TR ("TR Lease") and shall conclude twelve
(12) months thereafter.

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Licensee shall have the right to renew the TR Term for a specific TR for additional one (1) year periods for the remainder of the term of the TR Lease provided that (i) Licensee delivers the written notice and makes the payment to WCW that is required pursuant to Paragraph 4(d) below, (ii) Licensee has complied with Paragraph 6(g) of this Agreement, and (iii) Licensee is not otherwise in material breach of any of its duties and obligations pursuant to this Agreement, which material breach has not been cured within the applicable cure periods set forth herein. After the expiration of the last of the renewal periods for each TR, Licensee's right to renew the TR Term for such TR shall be subject to the mutual agreement of Licensee and WCW.

         (c) In the event, Licensee intends not to renew a TR term or intends to close any existing TR, Licensee shall provide WCW with one hundred and twenty
(120) days written notice prior to the closing and the expiration of the current term. Concurrently with the notice, Licensee shall provide WCW with commercially reasonable terms, subject to any underlying lease restrictions or landlord buy-outs, to take control of the TR or relicense the TR to another licensee. Subject to the terms of Paragraph A-18, WCW shall at all times have the right of first negotiation and last refusal should Licensee seek to sell, transfer or close a TR.

4. Compensation:

         (a) Licensee shall pay WCW the sum of Twenty Five Thousand Dollars ($25,000) on execution of this License Agreement and Two Hundred and Twenty Five Thousand Dollars ($225,000) by December 31, 1998. The Twenty Five Thousand Dollar ($25,000) payment on signature of this License Agreement and the Two Hundred Twenty Five Thousand Dollar ($225,000) payment by December 31, 1998 shall be a non-refundable advance of Two Hundred Fifty Thousand Dollars ($250,000) against royalties payable to WCW pursuant to Paragraph 4(c) with respect to the first TR that Licensee is obliged to open no later than May 1, 1999 in the Excalibur Hotel in Las Vegas, Nevada ("Excalibur TR"). In the event that Licensee does not sign the Excalibur TR Lease by December 31, 1998 or does not open the first TR in the Excalibur Hotel in Las Vegas, Nevada by May 1, 1999, WCW shall have the right to terminate this License agreement by delivering a written notice of termination to Licensee. In the event that WCW terminates this License Agreement as provided in the preceding sentence, WCW shall retain the Two Hundred and Fifty Thousand Dollar ($250,000) non-refundable advance on royalties.

         (b) Licensee further agrees to pay WCW an advance payment of Two Hundred and Fifty Thousand Dollars ($250,000) for any additional TR in two payments consisting of Twenty Five Thousand Dollars payable on delivery of Notice and Two Hundred Twenty Five Thousand Dollars ($225,000) payable on the earlier of the opening of the TR or six (6) months after the date of Notice. Said Two Hundred and Fifty Thousand Dollars ($250,000) advance payment shall be applicable against the royalties payable with respect to such TR pursuant to Paragraph 4(c).

         (c) Licensee shall pay WCW the following royalties in respect of Gross Retail Sales made at each TR, as follows:


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                  (i) Food and Beverages (including complimentary tabs to the extent the TR is compensated by a third party -- ("Complimentary Tabs") sold at any TR -- a royalty of one and a half percent (1.5%) of Gross Retail Sales;

                  (ii) Merchandise sold at any TR -- a royalty of eleven percent (11%) of Gross Retail Sales;

                  (iii) Payments by Customers with respect to Fee-Based Attractions and/or Promotions (including WCW pay per view events) at any TR -- a royalty of five percent (5%) of Gross Retail Sales;

         (d) In the event that Licensee wishes to exercise its right to extend the TR Term for an additional one (1) year period as permitted by Paragraph 3(b) above, Licensee may do so provided Licensee is not in default or breach hereunder by notifying WCW in writing of Licensee's intention to renew not less than thirty (30) days prior to the expiration of the then current TR Term and by making a non-refundable advance payment at such time to WCW of Two Hundred and Fifty Thousand Dollars ($250,000). The foregoing non-refundable advance payment shall be applicable against the royalties payable by Licensee to WCW for such TR with respect to the upcoming additional year of the TR Term. If Licensee fails to extend the TR Term for any TR in accordance with Paragraph 3(b) and this Paragraph 4(d), the TR Term for such TR shall terminate and shall not be subject to any further renewal rights.

5. Promotional Support:

         (a) Upon Licensee's written request, WCW shall provide the Excalibur TR with at least one (1) WCW talent (the "WCW Talent") for one (1) appearance per week for three (3) weeks of each month during the Excalibur TR Term. WCW shall use commercially reasonable efforts to provide an average of one (1) A, two (2) B and one (1) C talent as classified by WCW and amended by WCW from time to time for the Excalibur appearances. Licensee shall pay all costs of travel and lodging for such WCW Talent visiting the Excalibur TR for promotional purposes. Licensee shall provide the WCW Talent with the same class of airfare as the WCW Talent is entitled to when travelling on business for WCW. The Schedule of Appearances for WCW Talent shall be subject to WCW's approval; provided, however, that Licensee shall not schedule any visits by WCW Talent on "Nitro", "Thunder" or Pay-Per-View nights. Licensee agrees that Licensee shall not sell tickets or charge admission for such times when WCW Talent are making promotional appearances at Excalibur TR. In the event that any WCW Talent is unavailable for a confirmed appearance, WCW will use reasonable efforts to provide alternative WCW Talent for such appearance. If it is not possible to provide alternative WCW Talent, the parties shall agree upon an alternative date for another appearance by such WCW Talent.

         (b) WCW shall provide to Licensee taped highlights of previous WCW matches which Licensee may, in its discretion, exhibit in the TRs.

         (c) With respect to any TRs opened by Licensee after Excalibur TR, WCW and Licensee shall work in good faith to develop schedules for WCW Talent appearances for


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said new TRs. Any such subsequent appearance schedules shall be subject to the approval of WCW and to the availability of WCW Talent to make personal appearances.

         (d) Licensee shall have the right to broadcast WCW pay per view events ("PPV Events") at TRs provided that Licensee acquires the necessary consents and makes payment of any and all fees that WCW or its licensees charge to commercial establishments broadcasting PPV Events and Licensee otherwise complies with any and all other terms and conditions applicable to commercial establishments broadcasting the PPV Events.

6. Approvals: (a) Licensee acknowledges and agrees that for the purpose of protecting the goodwill associated with the Licensed Elements, and in order to maintain the quality assurance associated therewith, WCW shall have a right of approval, which approval shall not be unreasonably withheld, over any elements of the TRs which affect the guest experience including but not limited to the following elements:

                  (i)      the site of any TR;

                  (ii)     the design and decor of any TR;

                  (iii) any and all Licensed Elements incorporated in the design and/or decor of any TR;

                  (iv) any Merchandise, Fee Based Attractions and/or Promotions offered at any TR;

                  (v) restaurant uniforms to the extent they use any of the Licensed Elements;

                  (vi) menu items, to the extent they use any of the Licensed Elements;

                  (vii) any elements of the TR and any materials or merchandise created by or at Licensee's direction to the extent they include any of the Licensed Elements; and

                  (viii) use of all WCW logos, trademarks, service marks and copyrights.

         (b) Licensee shall submit to WCW for approval by WCW each proposed restaurant site, any blueprints, plans, sketches, mock-ups and/or models of each restaurant design and decor, samples, sketches, mock-ups or models of all decor and/or Authorized Articles that incorporate any Licensed Elements, blueprints, plans, sketches and models of all Fee Based Attractions and/or Promotions, and samples of restaurant uniforms. WCW will evaluate all such items submitted for approval in good faith and will use commercially reasonable efforts to notify Licensee of WCW's approval or disapproval of any such elements within two (2) weeks of WCW's receipt of such elements. The parties acknowledge and agree, however, that any approval or disapproval which cannot be made solely by WCW (e.g., approvals or disapprovals of elements involving a WCW Talent who has a right of approval in such WCW Talent's contract with WCW) may take longer than two (2) weeks. In the event that WCW disapproves of any items with respect to which WCW has a right of approval, WCW undertakes to use commercially reasonable efforts to specify in writing the reasons for such disapproval so that Licensee may modify such items that have been disapproved. Any such modification of any item shall again be subject to the approvals process set forth herein and in Exhibit A.


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         (c) Licensee agrees that the food, service and decor for each TR shall be consistent with the food, service and decor standards of quality of a first class Las Vegas restaurant. Licensee shall permit WCW or its representatives to inspect the quality of the food and beverages sold at any TR. WCW or its representatives shall perform such inspections no more frequently than once per month; provided, however, that if any such inspection reveals a deficiency in quality, WCW or its representatives may inspect such TR more frequently than once per month. In the event that the food, service and decor at any TR is in WCW's reasonable opinion less than the quality of a first class Las Vegas restaurant, WCW shall provide Licensee with written notice of the same and Licensee shall take all appropriate action within thirty (30) days to improve the quality of such food and beverages.

         (d) Licensee further agrees to perform all maintenance necessary at each TR so that each TR shall remain a first class establishment during the TR Term. WCW shall have the right for purposes of protecting the goodwill associated with the Licensed Elements and in order to maintain the quality associated therewith, to inspect each TR not more than once every six (6) months, to make certain that the decor, restaurant interior and exterior, furniture and fixtures, dishes and silverware, customer bathrooms, Promotions and Fee Based Attractions (collectively the "Elements") are clean and well maintained. In the event that WCW's reasonable inspection reveals that any of the foregoing Elements at any TR is not clean and/or well maintained, WCW shall notify Licensee in writing and Licensee shall within thirty (30) days of Licensee's receipt of such written notice take appropriate steps to remedy any deficiencies in any Elements at any TR set forth in WCW's written notice to Licensee.

         (e) In the event WCW provides written notice to Licensee of any deficiencies under Paragraphs 6(c) and 6(d) and Licensee fails to remedy the deficiencies within thirty (30) days of said written notice, WCW shall have the right at anytime after the thirty (30) notice period (the "Notice Period") and before the deficiencies are corrected to terminate the TR Term(s) of the TR(s) with the uncorrected deficiencies. Upon termination, the terms of Exhibit "A" shall apply and WCW shall be without liability to Licensee as to the terminated TR. In the event Licensee has used its best efforts but is unable to correct the deficiencies within the Notice Period, Licensee shall, before the expiration of the Notice Period, provide WCW with written notice of its efforts to correct the deficiency during the Notice Period, a firm timeline for completion of the corrections and a request for a specific time extension to finish the corrections. The Notice Period for corrections shall only be extended upon Licensee's written request and WCW's written approval, said approval not to be unreasonably withheld. Should Licensee fail to complete the corrections within the specified timeline, WCW shall have the right to terminate as set out above in this section.

         (f) Licensee acknowledges and agrees that WCW's rights of approval set forth in this Agreement and in Exhibit A are solely to preserve the integrity of the Licensed Elements and that nothing herein is, or shall be deemed to be, (i) Licensee engaging in the business of selling or distributing goods or services under a marketing plan or system prescribed in substantial part by WCW; or (ii) WCW exerting or having authority to exert to a significant degree of control over Licensee's method of operation, business organization,


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promotional activities, management, marketing plan or business affairs. Licensee further acknowledges that WCW is not in the restaurant business and is under no obligation to train or assist Licensee in the methods of operation, management, marketing, or business affairs of any TR hereunder.

         (g) Licensee shall have the right to approve the initial term of each TR Lease (including the Excalibur TR Lease) as well as all provisions in the TR Lease relating to the renewal and/or extension of the initial term (collectively "Lease Term Provisions") of such TR Lease. Prior to signing any TR Lease Licensee shall submit to WCW for approval the TR Lease Term Provisions. WCW shall have five (5) business days to approve or disapprove of the Lease Term Provisions and if WCW approves of the Lease Term Provisions with respect to any TR, the TR Term may be renewed for the duration of the TR Lease (including renewals and extensions of the initial term of the TR Lease) provided that Licensee has complied with Paragraphs 3(b) and 4(d). Licensee further agrees that each TR Lease shall contain a provision explicitly stating that the landlord may not sue or otherwise seek redress against WCW and/or its parent or affiliates for any act or omission, or any liability or any obligation of Licensee under the TR Lease.

7. Compliance with Regulations: Licensee acknowledges and agrees that it shall be Licensee's sole responsibility to operate the TR on a day-to-day basis. Licensee shall obtain all licenses and permits that may be necessary to operate the TR. Licensee further agrees that Licensee shall operate the TR in accordance with all federal, state and municipal laws, ordinances and/or regulations. In addition to the insurance provisions set forth in Exhibit A, Licensee shall further obtain all Worker's Compensation insurance that may be necessary in order for Licensee to conduct the operations of each TR. Licensee agrees to indemnify and hold harmless WCW and its affiliates and their respective officers, directors, employees and agents from and against any and all claims, demands, causes of action, damages and expenses (including reasonable attorneys' fees) that may arise from Licensee's operation of any TR, including, without limitation, any and all claims, demands, causes of action, damages and expenses (including reasonable attorneys' fees) based on Licensee not being in compliance with any federal, state or municipal laws, ordinances and/or regulations or Licensee not having all necessary licenses and permits to operate any TR. The insurance and indemnity provisions of this paragraph shall be in addition to those set out in Exhibit "A."

8. Ownership/Guarantee: American Vantage Companies hereby unconditionally guarantees all payments due from Licensee to WCW hereunder as well as any of Licensee's indemnity and insurance provisions set out in paragraph 7 hereof and paragraph A-11 of the standard terms and conditions. WCW shall at all times have the right of approval over any investors in the TRs, including any individual or company which has any control, ownership rights or financial stake in the TRs. This Agreement and any of the underlying rights or participations may not be sold, transferred or assigned without the prior written consent of WCW.

9. Notices: Payments and statements to WCW shall be made or given to the Atlanta address specified on the first page of this Agreement. All other notices to WCW


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shall be sent to WCW at the Atlanta address specified on the first page of this
Agreement, with a copy to the same address, Attention: Turner Sports/Legal

10. Standard Terms: The attached "Exhibit A" (Standard Terms and Conditions) are incorporated by this reference into the terms of this License Agreement (collectively referred to herein as "Agreement"). If any provisions set forth above in this Agreement conflicts (or is in construed to conflict) with any provision of the Standard Terms and Conditions, the provisions hereinabove set forth will control.

11. Credit Terms: Execution of this Agreement by WCW is contingent upon WCW's satisfaction with Licensee's financial ability to fulfill the financial commitments stated herein. To this end, Licensee agrees to furnish any financial information requested by WCW to confirm Licensee's credit status. Licensee agrees to comply with WCW's request(s) pursuant to this Paragraph before and during the entire term of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first above written.

WORLD CHAMPIONSHIP WRESTLING, INC.            SITKA RESTAURANT GROUP, INC.
("WCW")                                               ("Licensee")

By:  /s/illegible                             By: /s/ Karl Rogers
   ------------------------------                -----------------------------
Title: President, Turner Sports               Title: President
   ------------------------------                -----------------------------

Agreed To and Accepted with Respect
To Paragraph 8:

AMERICAN VANTAGE COMPANIES

By: /s/ Audrey K. Tassinari
   ------------------------------
Title: Executive Vice-President
   ------------------------------

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                                  SCHEDULE "1"

"LICENSED ELEMENTS" means only the names and static visual likenesses of the following specific fictional characters, only as depicted in the entertainment properties created by WCW for broadcast including WCW Nitro, WCW Saturday Night, WCW Worldwide, Thunder and WCW pay per view programming (the "Programs") (excluding dialogue, story lines and plot elements from the Pictures, except as specifically agreed in writing and in advance by WCW). It is specifically understood and agreed that the character names, likenesses and other elements referred to above (including, if applicable, the names of actors, voice-over artists, and/or other elements listed in this Schedule "1") are included within the definition of "Licensed Elements" (i) only to the extent of WCW's ownership or control thereof, and (ii) only as specifically depicted in and as part of the Program(s). Licensee understands and acknowledges that nothing herein grants Licensee the right to use sound bites, voices, music, or other audio effects from the Program(s). If Licensee wishes to use any such elements, Licensee must separately procure the necessary rights, and any rights, clearance or related fees arising from same shall be at Licensee's sole expense. WCW reserves the right to amend the list of Licensed Elements from time to time to keep the list current with WCW licensing rights.

LICENSED ELEMENTS

All WCW & NWO Logos
All WCW & NWO Trademarks and Servicemarks
Nitro Grill

Adams, Brian                                Duncum, Jr., Bobby
Adams, Chris                                El Dandy
Armstrong, Brad                             Elizabeth, Miss
Anderson, Arn (BC)                          El Vampiro
Bagwell, Marcus                             Enos, Mike
Barbarian (Faces of Fear)                   Flair, Ric
Beautiful Bobby                             Flynn, Jerry
Benoit, Chris                               Fortune, Chad
Bigelow, Bam Bam                            Fuller, Rick
Bischoff, Eric                              Fullington, James
Blaze, Bobby                                Gambler
British Bulldog - (Davey Boy Smith)         Garza, Hector
Cobra                                       Giant
Curtis, Mark (Referee)                      Glacier
Ciclope                                     Goldberg, Bill
Damien                                      Gorgeous, George
Darsow, Barry                               Guerrera, Juventud
Dibiase, Ted (Announcer)                    Guerrero, Chao Jr.
Dillion, JJ (BC)                            Guerrero, Eddie
Disciple, The                               Hacksaw Jim Dugan
Disco Inferno                               Hall, Scott

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Hamilton, Jr., Joe                          Prince laukea
Harlem Heat - Booker T.                     Psychosis
Harlem Heat - Stevie Ray                    Putski, Scoff
Hart, Bret "The Hitman"                     Raven
Hart, Jimmy (Manager)                       Reese, Ron
Heenan, Bobby (Announcer)                   Renegade
Hennig, Curt                                Riggs, Scotty
High Voltage - Kaos                         Rude, Ravishing Rick (Announcer)
High Voltage - Ruckus                       Saturn
Hogan, Hulk                                 Savage, Randy
Horowitz, Barry                             Schiavone, Tony (Announcer)
Hudson, Scott (Announcer)                   Silver King
Jannetty, Marty                             Smiley, Norman
Jericho, Chris                              Steiner, Rick
Kaz                                         Steiner, Scott
Kelly, Kevin                                Sting
Kidman, Billy                               Super Calo
Konnan                                      Swinger, Johnny
Kouragous, Evan                             Tenay, Mike (Announcer)
Lane,Lenny                                  Torborg, Dale
La Parka                                    Ultimo Dragon
Lex Luger "The Total Package"               Van Hammer
Lizmark, Jr.                                Villano IV
Lodi                                        Villano V
Long, Teddy - (manager)                     Vincent
Malenko, Dean                               Wallstreet, Michael
Marshall, Lee (Announcer)                   Watts, Eric
Meng (Faces of Fear)                        Windham, Barry
Miller, Ernest                              Windham, Kendall
Minton, Chip                                Wrath
Mitchell, James (manager)                   Wright, Alex
Morris, Hugh                                Zbyszko, Larry (Announcer)
Mortis
Mysterio, Rey
Nash, Kevin
Nitro Girls - Kimberly Page
Nitro Girls - Chae An
Nitro Girls - Melissa Bellin
Nitro Girls - Vanessa Bozman
Nitro Girls - Teri Byrne
Nitro Girls - Amy Crawford
Nitro Girls - Rebecca Curci
Norton, Scott
Okerlund, Mean Gene (Announcer)
Onoo, Sonny (Manager)
Page, Diamond Dallas
Patrick, Nick (Referee)
Penzer, David (Ring Announcer)

                                   EXHIBIT "A"

                                LICENSE AGREEMENT

                          STANDARD TERMS AND CONDITIONS

         These Standard Terms and Conditions shall be deemed fully incorporated in the License Agreement ("Underlying Agreement") to which this Exhibit "A" is attached, and these Standard Terms and Conditions and the Underlying Agreement shall hereinafter be collectively referred to as the "Agreement." All terms shall, unless expressly provided to the contrary herein, have the same respective meanings as set forth in the Underlying Agreement. Unless expressly provided to the contrary herein, to the extent that any provision of these Standard Terms and Conditions conflicts with any provision of the Underlying Agreement, the Underlying Agreement shall control.

A-1 LICENSE

         WCW hereby grants to Licensee, and Licensee hereby accepts, a license to utilize the Licensed Elements in connection with the TRs, any Authorized Articles and for the advertising and promotion of TRs and any Authorized Articles in the Territory during the License Term, upon and subject to all of the terms and conditions of this Agreement. Any and all rights not expressly granted to Licensee hereunder are expressly reserved by WCW and may be exercised and exploited freely by WCW at any time, and Licensee covenants and agrees that it shall not exercise, or authorize or permit others to exercise, any rights with respect to the Licensed Elements other than the limited and specific rights licensed hereunder. It is understood that the license granted hereunder does not grant Licensee any rights with respect to the use of the Licensed Elements in connection with premium promotions or other giveaways unless specifically approved in writing by WCW.

A-2 ACCOUNTINGS

         (a) Gross Retail Sales. For the purposes of this Agreement, Gross Retail Sales shall be defined as gross sales of food, beverages, merchandise, fee based attractions and other items normally considered retail sales in a TR by License or any of its affiliates or associated or subsidiary companies, without any deductions whatsoever (including, without limitation, freight, taxes, uncollectible accounts, manufacturing, distribution, advertising, marketing, promotion, license fees, costs of goods sold and employee wages).

         (b) Monthly Statements. Not later than thirty (30) days after the initial opening of any TR and promptly on the 15th day of every month thereafter during the TR Term, Licensee shall furnish to WCW complete and accurate statements (certified to be accurate by Licensee) showing the Gross Retail Sales by such TR of Food and Beverages (including Complimentary Tabs for which Licensee is compensated), Merchandise and Fee

Based Attractions and Promotions. All statements shall be prepared by Licensee in a format approved by WCW. Monthly reports shall be prepared separately for each TR.

         (c) Royalty Payments. Royalty payments due hereunder shall be due in conjunction with and shall accompany the monthly statements required by Paragraph A-2(b). Licensee shall also include the TR location on the face of the royalty check. If the TR Term is extended beyond the term specified in Paragraph 3(b) of the Underlying Agreement, royalty payments which exceed the total advance shall not be credited toward any advance which is payable with respect to the extension period. All payments shall be in U.S. funds. Licensee shall pay, and hold WCW forever harmless from, all taxes, customs, duties, levies, imposts or any other charges now or hereafter imposed or based upon the sale, possession or use of the Licensed Elements (including but not limited to sales, use, inventory, income and value added taxes on sales), which charges shall not be deducted from WCW's royalties. All monies payable to or received by Licensee from the exploitation of the rights granted herein shall be held by Licensee in trust for WCW's account to the extent of WCW's entitlement to such monies as set forth in this Agreement.

         (d) Timeliness. All payments hereunder shall be made to WCW (or its authorized representative) at the address set forth in the Underlying Agreement within the time and in the manner specified herein, it being intended and agreed that the time within which Licensee is required to make payment in accordance with the terms hereof is of the essence of this Agreement and any failure so to do on the part of Licensee shall constitute an event of default hereunder in accordance with Paragraph A-13 below. In addition to any other rights WCW may have in the event of such a default, Licensee agrees to pay interest to WCW on any sums which have not been received by WCW within thirty (30) days following the due date. Such interest shall accrue from said date and shall be payable at the rate of two percent (2%) over the prime rate as published in the Wall Street Journal on the date the payment is due or the maximum rate allowed by law.

A-3 BOOKS AND RECORDS

         Licensee shall keep accurate books of account and records in a form meeting the generally accepted standards of the profession of certified public accountants covering all transactions relating to the license hereby granted, and WCW and its authorized representatives shall have the right at all reasonable business hours, and upon reasonable notice, to examine and audit said books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for said purposes and for the purpose of taking extracts therefrom. Upon demand of WCW, but not more than twice per calendar year, Licensee shall at its own expense furnish to WCW a detailed statement prepared by an independent certified public accountant, or certified to be accurate by a duly authorized official of Licensee, showing the Gross Retail Sales of each TR with respect to Food and Beverages, Merchandise, and Fee Based Attractions and Promotions. If an audit reveals that Licensee has misrepresented or under reported any item bearing upon the royalties or other compensation due or payable to WCW, then, in addition to recomputing and making immediate payment of the sums due based on the true items together with interest thereon at the rate at which WCW is entitled to borrow from its principal lending institution (after giving effect to compensating balance requirements and any commitment fees), Licensee shall pay costs and expenses incurred by WCW for the audit and checking and attorney's fees incurred by WCW in connection therewith or in connection with enforcing the collection thereof if the difference between the actual sums due hereunder is in excess of three percent (3%) of the sums previously paid. All books of account and records shall be kept available for at least seven (7) years in Licensee's principle place of business.

A-4 EXCLUSIVITY

         (a) (i) If, and only if, the Underlying Agreement specifies that Licensee's license hereunder is exclusive, WCW shall not, except as otherwise provided herein, grant any other licenses effective during the License Term or TR Term for the use of the Licensed Elements in connection with themed restaurants based solely on WCW or the Licensed Elements. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent WCW from granting any licenses for the use of the Licensed Elements other than as provided herein, or from utilizing the Licensed Elements in any manner whatsoever other than as provided herein, regardless of the extent to which such use or utilization may be competitive with the license granted hereunder.

               (ii) If the Underlying Agreement specifies that Licensee's license hereunder is non-exclusive, then WCW shall be free to utilize, or to grant any licenses to third parties to utilize, the Licensed Elements in any manner for any purposes whatsoever except as provided for in the terms of the License.

         (b) In all cases, WCW expressly reserves all rights whatsoever relating to the promotion, sale and other exploitation of the Licensed Elements and any merchandise with respect to the same at (i) the MGM Grand Hotel/Casino complex in Las Vegas, Nevada, and (ii) concert halls, arena shows, circuses, stadiums, theaters, theme parks and all other public performance venues at which television programs or motion pictures containing elements included in the Licensed Elements or derivative works (e.g., concerts, musicals and other stage plays, motion picture sequels, audio-visual performances, etc.) based thereon are exhibited or performed, and (iii) retail outlets or any other facilities owned, operated or controlled by WCW (or its parent, subsidiaries or affiliates), and (iv) catalogs, internet websites, direct response television advertisements or similar direct mail sales methods and publications featuring WCW products created or published by WCW (or its parent, subsidiaries, or affiliates). The foregoing venues, retail outlets, other facilities, and catalogs are collectively referred to herein as "WCW Venues". Licensee acknowledges that WCW Venues are expressly excluded from the Licensed Territory and that Licensee has not been granted any rights with respect to the exploitation of themed restaurant rights to WCW and the Licensed Elements at the WCW Venues. Licensee further acknowledges and agrees that WCW may itself exercise themed restaurant rights to WCW and the Licensed Elements at the WCW Venues and may grant others licenses to exploit themed restaurant rights to WCW and the Licensed Elements at WCW Venues, provided, however, that during such period that Licensee has the exclusive right to open TRs in the Territory, WCW may only exercise or license themed restaurant rights at the WCW Venues if such themed restaurants at the WCW Venues offer foods, beverages and merchandise in conjunction with WCW exhibitions or other events held at such WCW Venues and are not otherwise operating as TRs on days when WCW exhibitions or other events are not held.

(c) Notwithstanding anything contained herein, WCW reserves the worldwide right to utilize the Licensed Elements and Programs in conjunction with any type of restaurant facility, provided the restaurant is not solely based on WCW and the Licensed Elements and further that any such facility will not use the terms "Nitro Grill," "WCW" or "nWo" in its name within the Territory.

A-5 QUALITY OF MERCHANDISE

         (a) Any Authorized Articles produced by Licensee shall be of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Licensed Elements and the goodwill pertaining thereto. The Authorized Articles shall be manufactured, sold, distributed, promoted and advertised in accordance with all applicable governmental, regulatory, professional and industry-wide codes, statutes, rules and regulations.

         (b) Licensee shall submit to WCW and WCW shall have absolute approval of the Authorized Articles, and the cartons, containers, advertising, promotional, packaging and wrapping materials bearing any Licensed Elements ("Collateral Materials") at all stages of the development and application thereof. Licensee may not manufacture, use, sell, advertise, promote, or distribute any Authorized Articles or Collateral Materials until and unless Licensee has received WCW's prior written approval. Any and all items submitted by Licensee to WCW pursuant to this Paragraph A-5 shall be at Licensee's expense and shall clearly indicate the TR location associated with each such submission. After each Authorized Article or Collateral Material has been finally approved pursuant to this Paragraph, Licensee shall not depart therefrom in any material respect without first submitting to WCW a prototype, layout or sample of the modified article or material and obtaining WCW's prior written consent to such modification. Any such approval by WCW shall not constitute waiver of WCW's rights or Licensee's duties under any provision of this Agreement.

         (c) Any item submitted to WCW shall not be deemed approved unless and until WCW has approved it in writing.

         (d) At the time of first distribution of each Authorized Article, Licensee shall submit to WCW twelve (12) free samples of each such item to WCW and a royalty shall not be payable on such samples. Upon WCW's annual written request thereafter, Licensee shall furnish twelve (12) free additional random samples of each Authorized Article being distributed by Licensee hereunder, together with any cartons, containers and packing and wrapping material used in connection with such distribution for quality control by WCW. It being agreed that WCW shall have the right, if quality problems are encountered as a result of the examination of samples, to take such additional samples as frequently as WCW in its sole discretion deems desirable in an effort to assure that proper quality control has been established. Moreover, WCW shall have the right to have its representatives visit the plant or plants where the Authorized Articles are produced and where the Collateral Materials and the like are printed or produced in order to determine whether or not proper quality controls are being exercised. Notwithstanding anything herein to the contrary, in the event that any Authorized Article has a per unit wholesale cost of $100 or more, Licensee shall not be obliged to supply the number of free samples set forth above. Rather, Licensee shall provide three
(3) free samples of any Authorized Article having a per unit wholesale cost in excess of $100. WCW shall also have the right to purchase from Licensee additional Authorized Articles whose per unit wholesale cost is in excess of $100 for their cost of manufacture. No royalty shall be payable on such samples or such purchased additional Authorized Articles whose per unit wholesale cost is in excess of $100. In the event that any Authorized Article has a per unit wholesale cost of $500 or more, WCW and Licensee shall work in good faith to approve such Authorized Article without Licensee having to deliver free samples of such Authorized Article to WCW.

         (e) In the event Licensee is not the manufacturer of the Authorized Articles, Licensee shall, subject to WCW's prior written consent, be entitled to engage a third party manufacturer to make and produce the Authorized Articles exclusively for Licensee, provided that Licensee will obtain from such manufacturer and deliver to WCW a duly executed letter in the form contained in Exhibit "B" hereto. The use by Licensee of any such manufacturer shall not affect Licensee's obligations hereunder and Licensee shall be responsible for ensuring that such manufacturer complies with the provisions of this Agreement.

A-6 LABELING

         (a) As a condition to WCW's authorization of the public distribution of items bearing reproductions of the Licensed Elements, including, without limitation, Authorized Articles sold under this license and advertising, promotional and display material therefor, all such items shall bear copyright and trademark notices as set forth below in Paragraph A-6(c) as well as any other legal notices which WCW may from time to time reasonably direct.

         (b) In the event that any Authorized Article is marketed in a carton, container and/or packing or wrapping material employing the Licensed Elements, such notice shall also appear upon the said carton, container and/or packing or wrapping material. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Licensed Elements shall be submitted by Licensee to WCW for its written approval prior to use by Licensee in accordance with Paragraph A-5 above. Any such approval by WCW shall not constitute waiver of WCW's rights or Licensee's duties under any provision of this Agreement.

         (c) Form of Copyright and Trademark Notice: Each Authorized Article shall bear copyright and trademark notices in the following form (or in such other form as WCW may hereafter designate, for prospective implementation, by notice to Licensee):

         19XX (C) & (TM) WCW, Inc.

The packaging containing the Authorized Articles described in Paragraph 2 herein shall bear the following copyright and trademark notices:

Copyright:     (C)19XX World Championship Wrestling, Inc. A Time Warner Company,
                All Rights Reserved

Trademark:     WCW(TM) and NWO(R) are trademarks of World Championship
               Wrestling, Inc.

               All characters and character names depicted, are trademarks of or used under License to World Championship Wrestling, Inc.

A-7 TECHNICAL AND PROMOTIONAL MATERIAL

         WCW reserves the right to require Licensee to pay for the cost of film footage or other technical materials which Licensee may request for which WCW from time to time might charge. All technical materials involving the Licensed Elements or any reproduction thereof, notwithstanding their invention, creation or use by Licensee, shall be and remain the property of WCW, and WCW shall be entitled to use same and to license the use of same by others provided such use does not conflict with the terms of this Agreement. "Technical materials" shall mean all artwork and designs, pictures, separations, textual material, screens, films, proofs and any and all materials used in the creation, production and/or reproduction of the Authorized Articles.

A-8 DISTRIBUTION

         (a) Commencing not later than the opening of the first TR and thereafter during the License Term and TR Term (including any extensions thereof), Licensee shall diligently and continuously operate the TRs and sell and distribute Authorized Articles in the TRs. Licensee's failure (except as otherwise provided herein) to open the Excalibur TR by the May 1, 1999 will result in immediate damage to WCW. In such a case, in addition to all other remedies available to it hereunder, WCW may immediately terminate this Agreement by giving written notice to Licensee.

         (b) Licensee shall sell to WCW such quantities of the Authorized Articles as WCW shall request at as low a rate and on as favorable terms as Licensee sells similar quantities of the Authorized Articles to the general trade.

A-9 GOODWILL AND PUBLICITY

         (a) Licensee acknowledges that particular and substantial goodwill values are associated with the Licensed Elements and that said Licensed Elements and names and all rights therein and goodwill pertaining thereto belong exclusively to WCW. Licensee further acknowledges that said Licensed Elements and names have secondary meanings in the mind of the public and that the value thereof cannot readily be fixed in amounts or sums of money. Licensee shall not by any act or omission jeopardize such goodwill, and any goodwill developed hereunder shall accrue to the benefit of WCW. Licensee acknowledges the necessity of protecting WCW's name, copyrights and trademarks generally and specifically to conserve the goodwill and good name of WCW and the Licensed Elements, and the right of WCW to supervise or intervene in the activities of Licensee in connection therewith.

         (b) WCW shall have the right, but shall not be under any obligation, to use the Licensed Elements and/or the name of Licensee so as to give the Licensed Elements, Licensee, WCW and/or WCW's television programs and/or motion pictures full and favorable prominence and publicity. WCW shall not be under any obligation whatsoever to broadcast or exhibit, or to continue broadcasting or exhibiting, any television program or motion picture or use the Licensed Elements or any person, character, symbol, design or likeness or visual representation thereof in any medium, nor shall WCW be restricted in any way whatsoever from producing and distributing derivative works which contain or are derived from the Licensed Elements or any element or component part thereof.

A-10 WARRANTIES AND REPRESENTATIONS

         (a) By WCW. WCW has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. WCW owns or controls all rights necessary to grant Licensee the rights granted to it hereunder.

         (b) By Licensee. Licensee has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. Licensee will not act in any manner that is inconsistent with the provisions hereof.

A-11 INDEMNIFICATION AND INSURANCE

         (a) Subject to the full performance by Licensee of all of its obligations hereunder, WCW hereby indemnifies Licensee and undertakes to defend Licensee against and hold Licensee harmless from all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees) which may be suffered by or obtained against Licensee arising solely out of the use by Licensee of the Licensed Elements in strict accordance with this Agreement.

         (b) Licensee hereby indemnifies WCW and undertakes to defend WCW against and hold WCW harmless from any and all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees, which may include, without limitation, an allocation for in-house counsel) of any nature which may be suffered by or obtained against WCW arising from (i) any allegedly unauthorized use of any patent, design, mark, process, idea, method or device by Licensee (none of the same being included in the Licensed Elements) in connection with any TR or any Authorized Articles or any other alleged action or omission by Licensee constituting a breach by Licensee of any term or provision of, or representation, warranty, covenant or agreement made by Licensee under, this Agreement, and (ii) any alleged defects in the Authorized Articles produced and sold by Licensee, (iii) any alleged inadequacy or failure to perform by Licensee of any agreement or render any service, or (iv) personal damages or injury resulting from any use of the Authorized Articles produced and sold by Licensee or from the operation of the TR including claims based on the sale of food, beverages and the operation of any attractions or promotions at the TR.

         (c) Licensee shall obtain, at its own expense, a comprehensive general liability insurance policy (including products liability coverage) for the entire License Term and TR Term (including any extensions thereof) including coverage for contractual liability (applying to the terms and conditions of this Agreement), product liability, personal injury liability and advertiser's liability, and including a vendor's liability endorsement in favor of WCW. Said policy shall be written by a recognized insurance company which has qualified to do business in the State of New York and in any State where a TR is located which has an A. M. Best Company rating of "A" or better in the latest edition of Best's Insurance Guide and Key Ratings, and shall provide for minimum combined single limit of liability coverage of not less than $3,000,000 for each occurrence. As proof of such insurance, fully paid certificates of insurance naming WCW as an insured party will be submitted by Licensee for WCW's prior approval before any TR is opened or any Authorized Articles are distributed, advertised or sold, and at the latest within thirty (30) days prior to the opening of the first TR: World Championship Wrestling, Inc., One CNN Center, Box 105366, Atlanta, GA 30348-5366, Attn: Director of Risk Management. Any proposed change in such certificates of insurance shall be submitted to WCW for its prior approval, and Licensee shall furnish WCW with a copy of the then prevailing certificate of insurance. For purposes of Licensee's indemnity and insurance policy coverage under this Paragraph, "WCW" shall also include the officers, directors, shareholders, agents and employees of WCW and its related entities, as well as any person(s) the use of whose name or likeness may be licensed hereunder.

A-12 PROTECTION OF WCW'S RIGHTS

         (a) Licensee acknowledges that WCW owns or controls the trademarks, service marks and copyrighted works which underlie this license including the names "Nitro Grill and WCW Nitro Grill" and Licensee shall not during the term hereof or thereafter attack the rights of WCW in the Licensed Elements or any trademarks based thereon, regardless of the basis of such attack and regardless of whether the same relates to title or validity. Licensee shall at no time use or authorize the use of any trademark, trade name or other designation identical with or confusingly or colorably similar to the Licensed Elements.

         (b) Licensee shall cooperate fully and in good faith with WCW for the purpose of securing and preserving the rights of WCW (or any grantor of WCW) in and to the Licensed Elements. WCW may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall immediately notify WCW in writing of any infringements or imitations by others of the Licensed Elements on articles similar to those covered by this Agreement, and WCW shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any actions on account of any such infringements or imitations without first obtaining the written consent of WCW to do so.

         (c) Licensee shall utilize all necessary and adequate security measures to prevent the loss, theft, destruction or unauthorized exploitation of the technical materials and/or Licensed Elements delivered to Licensee, and Licensee shall immediately report to WCW any such loss, theft, destruction or unauthorized exploitation upon its gaining knowledge thereof. Upon the expiration of the License Period (or earlier termination of this Agreement) Licensee shall, at WCW's election, either erase or destroy all technical and advertising materials relating to the Authorized Articles and provide WCW with satisfactory proof of such erasure or destruction, or deliver such material to WCW via such method as WCW specifies, on a charges collect basis.

         (d) Licensee will be deemed to have simultaneously assigned, transferred and conveyed to WCW any trade rights, trademark, service mark or copyright, equities, goodwill, titles or other rights in and to the Licensed Elements, including any copyright in an article derived from the Licensed Elements, which may have been obtained or created by Licensee during the term hereof pursuant to any endeavors covered hereby. Any such assignment, transfer or conveyance shall be made without any consideration other than the mutual covenants and considerations of this Agreement. If any materials bearing the Licensed Elements (or any element or component part thereof) utilized by Licensee hereunder on or in connection with the Authorized Articles were not created or owned by WCW, it is an essential condition of this Agreement that Licensee shall do all that is necessary to ensure that such materials achieve copyright protection and that valid title to such copyright is, at the earliest possible moment, transferred to WCW. To this end, Licensee shall, among other things, enter into a contract with anyone not directly in its employ who creates such materials bearing the Licensed Elements, or any element or component part thereof, which states that such materials are created as works made for hire, as such term is defined in the U.S. Copyright Act, 17 U.S.C. Section 101 et seg., or otherwise contractually bind such person to execute all such documents as may be necessary to transfer valid title in the copyright in such materials to WCW and shall arrange for the execution of such documents and their transmittal to WCW at the earliest possible moment provided such documents are prepared at WCW's expense. WCW agrees that in the event that any patented or proprietary intellectual property rights of Licensee are being used in conjunction with any Licensed Element, WCW, if so requested by Licensee, shall execute and deliver any documents that may be reasonably necessary to confirm that Licensee is the owner of Licensee's patented or proprietary rights not involving any of the Licensed Elements.

         (e) No later than thirty (30) days following the date of the first interstate shipment by Licensee of any Authorized Article, Licensee shall provide WCW, free of cost, with sufficient evidence of the date of first shipment of the Authorized Article in interstate commerce and a description of the use of the Licensed Elements in relation to the Authorized Article along with identical samples of each such Authorized Article including packaging. Such evidence and sample shall be sent to WCW at its address at World Championship Wrestling, Inc., Attn: Legal Department, One CNN Center, Atlanta, Georgia 30303.

         (f) Licensee shall fully cooperate with WCW in undertaking the registration of any copyright, trademark, service mark or other intellectual property registration or filing with respect to the Licensed Elements and/or Authorized Articles as requested by WCW in writing, and all such registrations shall be in WCW's name (or such other name as WCW designates). Such registration shall be handled by attorneys selected or approved by WCW. In the event of any registration relating to the Licensed Elements by Licensee in its own name or that of any third party, such registration shall be (i) deemed to be for WCW's benefit and (ii) held in trust for WCW by Licensee, and (iii) Licensee shall bear all costs, expenses, damages and loss occasioned by such unauthorized registration and/or WCW's correction of same.

         (g) Licensee shall execute and deliver to WCW, in such form as WCW shall reasonably request, any and all documents which may be necessary or desirable to assist WCW in recording Licensee as a registered user of the Licensed Elements (as trademark and/or servicemark) in the Licensed Territory, if appropriate. Upon or after the expiration or termination of this Agreement, Licensee shall execute and deliver to WCW, in such form as WCW shall reasonably request, any and all documents which may be necessary or desirable to cancel the recordation of Licensee as a registered user of the Licensed Elements in the Licensed Territory; provided, however, that if WCW elects first to complete the recordation of Licensee as a registered user, Licensee shall also provide any and all documents which may be necessary or desirable to achieve this purpose.

         (h) Licensee shall not commingle on any Authorized Articles (or in the advertising and promotion thereof) names, characters and/or likenesses from any individual motion picture or television program which are included in the Licensed Elements with those associated with any other motion picture or television program (whether or not containing elements included in the Licensed Elements) without WCW's prior written consent.

         (i) WCW may, in its absolute discretion, withdraw any element of the Licensed Elements, or any component part thereof, from the terms of this Agreement if WCW determines that the exploitation thereof hereunder would or might violate or infringe or reasonably tend to violate or infringe the copyright, trademark or other rights of third parties, or subject WCW to any liability, or violate any law, court order, government regulation or other ruling of any governmental agency, or if, on account of the expiration or sooner termination of an agreement between WCW and a third party from whom WCW has obtained certain underlying rights relating to the exploitation of the Licensed Elements hereunder or otherwise, WCW shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if WCW determines that it cannot adequately protect its rights in the Licensed Elements under the copyright, trademark or other laws of the Licensed Territory; provided, however, that in the event of any such withdrawal, WCW shall reimburse Licensee its actual, out-of-pocket cost of any Authorized Articles (bearing such withdrawn Licensed Element) which were produced, but not sold, prior to Licensee's receipt of notice of such withdrawal. Any such withdrawal shall not constitute grounds for termination of this Agreement unless all elements and component parts of the Licensed Elements are simultaneously withdrawn by WCW.

         (j) In the event that WCW requests that Licensee make any filings with respect to the Licensed Elements, the Merchandise or the Authorized Articles with the U.S. Copyright Office and/or the U.S. Patent and Trademark Office, WCW shall pay Licensee, or reimburse Licensee for, the costs and expenses of any such filings.

A-13 DEFAULT

         The following shall be events of default hereunder: if Licensee (i) becomes the subject of any bankruptcy proceeding which is not discharged or stayed within sixty (60) days after the commencement thereof, files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, or a receiver, liquidator or trustee is appointed for its affairs, breaches any other agreement with WCW, (ii) fails to make payment of royalties, advances and or any other sums payable to WCW pursuant to this Agreement when due or fails to perform any of its other material obligations hereunder or otherwise breaches any representation, warranty, covenant or agreement referred to or contained in this Agreement, and does not fully cure such failure or breach within ten (10) business days after receipt of written notice thereof from WCW, in the case of failure to make payments, or within fifteen (15) business days in the case of other failure or breach, (iii) discontinues its business or loses any license or authorization required to permit Licensee to perform fully its obligations hereunder pursuant to an action of any duly constituted governmental, judicial or legislative authority. Upon any default, WCW may, in addition and without prejudice to any other rights it may have, terminate this Agreement, in which event the entire unpaid balance of all royalties and advances accrued to WCW's account hereunder shall immediately become due and payable. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall not have the right to sell, exploit or in any way deal with or in any Licensed Elements or Authorized Articles or any carton, container, packing or wrapping material, advertising, promotional or display materials pertaining thereto, except with and under the special consent and instructions of WCW in writing, which they shall be obligated to follow.

A-14 FORCE MAJEURE

         This license shall terminate in the event that any act of God, fire, flood, public disaster, or any action, rule, regulation, requirement or order of any governmental authority or any other cause or reason beyond the control of the parties renders performance impossible and one party so informs the other in writing of such causes and its desire to be so released. In such event, all royalties on sales theretofore made shall become immediately due and payable and neither the advance on royalties nor any portion thereof shall be repayable.

A-15 EFFECT OF TERMINATION OR EXPIRATION

         (a) Upon and after the expiration or sooner termination of this license, (i) all rights licensed to Licensee hereunder shall forthwith revert to WCW, (ii) if the Underlying Agreement specifies that the license granted hereunder is an exclusive license, WCW shall be free to license others to use the Licensed Elements in connection with the themed restaurants and in the manufacture, sale, distribution and promotion of the Authorized Articles in the Licensed Territory (it being acknowledged that WCW has the full and complete right so to do during the License Term and TR Term (as the same may be extended) if the license granted hereunder is a non-exclusive license) subject to any applicable limitations contained in the Underlying Agreement; (iii) Licensee shall refrain from further use of the Licensed Elements or any further reference, direct or indirect, thereto or to anything deemed by WCW to be similar to the Licensed Elements, in connection with Licensee's business products, except as permitted in Paragraph A-17 below; (iv) Licensee shall immediately cease all manufacture, distribution and promotion of the Authorized Articles; and (v) all rights in the Licensed Elements and the goodwill connected therewith shall remain the property of WCW. It shall not be a violation of any right of Licensee if WCW should at any time during the License Term and TR Term (as the same may be extended) enter into negotiations with another to license the use of the Licensed Elements in respect of themed restaurants and in Authorized Articles within the Territory provided that, in the event that the license granted to Licensee hereunder is an exclusive license, it is contemplated that such prospective license shall commence after termination of this Agreement. In the event of any termination hereunder, no monies or other consideration which WCW may receive in respect of any licenses of the Licensed Elements within or outside the Territory shall be deemed in mitigation of, or be otherwise offset, credited or applied against, any sums payable to WCW pursuant to this Agreement.

         (b) Upon expiration or termination of any TR Term with respect to a TR ("Terminated TR"), Licensee shall cease advertising such Terminated TR as a WCW themed restaurant. Licensee shall, as promptly as practicable, remove all of the Licensed Elements and Merchandise from the Terminated TR, even if such removal of the Licensed Elements requires the destruction of furniture and fixtures at such Terminated TR. WCW shall have the right to inspect such Terminated TR within thirty (30) days after the expiration or termination of the TR Term for such Terminated TR to verify that all Licensed Elements and Merchandise have been removed from such Terminated TR.

         (c) Upon expiration or termination, Licensee shall, at WCW's election, deliver to WCW or destroy any and all TR elements or materials created for the TR which utilize any of the Licensed Elements, except as otherwise provided in Paragraph A-17.

A-16 FINAL STATEMENT

         Thirty (30) days before the expiration of any TR Term (as the same may be extended) and in the event of its sooner termination, ten (10) business days after receipt of notice of termination, a statement showing the number and description of Authorized Articles on hand or in process shall be furnished by Licensee to WCW as well as an accounting of the year to date Gross Retail Sales. WCW shall have the right to take a physical inventory and perform an accounting to ascertain or verify such inventory and statement. Refusal by Licensee to submit to such physical inventory and accounting by WCW and/or failure by Licensee to render the final statement and accounting as and when required by this provision, shall result in a forfeiture by Licensee of Licensee's right to dispose of its inventory (as provided by the next paragraph hereof), WCW retaining all other legal and equitable rights WCW may have in the circumstances.

A-17 DISPOSAL OF INVENTORY

         (a) Licensee shall not at any time manufacture Authorized Articles in excess of those reasonably anticipated to meet normal customer requirements. Provided that Licensee is in compliance with the foregoing, after termination or expiration of the TR Term, Licensee, except as otherwise provided in this Agreement, may dispose of Authorized Articles which are on hand at the time the notice of termination is received or upon the expiration date, whatever the case may be. Licensee's right to dispose of

Authorized Articles pursuant to the preceding sentence, shall be in effect for the ninety (90) day period after termination or expiration of the applicable TR Term ("sell-off period"). Licensee's sell-off right shall be on a non-exclusive basis and shall be subject to the advance and royalty payments being up-to-date for the current period and payments and statements being made and furnished for the sell-off period in accordance with Paragraph A-2 above. Licensee shall not be authorized to dispose of such excess inventory to the extent that it exceeds fifteen percent (15%) of the total number of Authorized Articles sold by such TR during the previous year of the TR Term, without WCW's prior written consent. Any such sell-off shall be made only at other TRs operated by Licensee. Notwithstanding anything to the contrary herein, Licensee shall not sell or dispose of any Authorized Articles after any expiration or termination of this license which Licensee has on stock as a result of the failure of Licensee to affix notice of copyright, trademark or servicemark registration or any other notice to the Authorized Articles, cartons, containers or packing or wrapping material or advertising, promotional or display material or because of the departure by Licensee from the quality and style approved by WCW pursuant to Paragraph A-5 above. All applicable royalties shall be paid on Authorized Articles sold during the sell-off period within fifteen (15) days following the expiration of said sell-off period. Any Authorized Articles which have not been sold as of the expiration of the sell-off period shall, at WCW's election, be delivered to WCW or destroyed.

         (b) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the sale, distribution or promotion of the Authorized Articles or any class or category thereof after the termination or expiration of the TR Term or its failure to remove all Licensed Elements and Merchandise from any Terminated TR will result in immediate and irremediable damage to WCW and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, distribution or promotion of Authorized Articles or to cease using the Licensed Elements in any Terminated TR, and Licensee agrees that in the event of such failure, WCW shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court with jurisdiction may deem just and proper, other provisions to the contrary elsewhere herein notwithstanding.

A-18 ASSIGNMENT

         WCW reserves the right to assign this Agreement to any third party and to hypothecate or pledge this Agreement as collateral for any purpose. In the event of any such assignment, Licensee shall pay the advances and royalties due hereunder as directed by WCW. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of WCW. The license herein granted is personal to Licensee and this Agreement may not be assigned, transferred, sublicensed, pledged, mortgaged or otherwise encumbered, in whole or in part, by Licensee either voluntarily or by operation of law or as part of a merger, consolidation or otherwise without WCW's prior written consent.

A-19 NOTICES

         All notices, statements, accountings and other documents required to be given or delivered hereunder shall be given in writing either by personal delivery (including Federal Express & Airborne Express), by certified mail which delivery is evidenced by a signed receipt, or by facsimile transmission unless otherwise specified. Licensee's and WCW's respective addresses for notice purposes shall be as set forth in the Underlying Agreement unless either party notifies the other as provided herein that notices to such party should be sent to a different address. All such notices shall be sufficiently given when the same shall be deposited, so addressed, postage prepaid in the mail, or when the same shall have been sent by facsimile transmission or personally delivered to the recipient. The date of said facsimile transmission or personal delivery, or the date which is three (3) business days following the date of said mailing, shall be deemed to be the date of the giving of such notice, except statements and payments to WCW hereunder and notice of change of address, which shall be deemed effective only upon actual receipt thereof.

A-20 FURTHER DOCUMENTS

         Licensee shall execute, verify, acknowledge, deliver and file any formal assignments, recordations and any and all other documents which WCW may prepare and reasonably call for to give effect to any of the provisions of this Agreement relating to copyrights, trademarks and/or other intellectual property rights. If Licensee fails so to do within ten (10) days after WCW requests such execution, verification, acknowledgment, delivery or filing, Licensee hereby irrevocably appoints WCW its attorney-in-fact (which appointment shall be deemed a power coupled with an interest), with full powers of substitution and delegation, to execute, verify, acknowledge and deliver any such assignments, recordations and/or such other documents relating to copyrights, trademarks and/or other intellectual property rights.

A-21 MISCELLANEOUS PROVISIONS

         In the event any provision of this Agreement shall be found to be contrary to any law or regulation of any federal, state or municipal administrative agency or body, the other provisions of this Agreement shall not be affected thereby but shall notwithstanding continue in full force and effect. If any legal action or other proceeding is brought for the enforcement of this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled. No waiver by either party hereto of any breach or default by the other party shall be construed to be a waiver of any other breach or default by such other party. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which either party is entitled under this Agreement or otherwise, nor shall an election to terminate be deemed an election of remedies or a waiver of any claim for damages or otherwise. This Agreement may not be altered or modified except in writing signed by the party to be charged with such alteration or modification. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings, whether oral or written, have been merged herein. Irrespective of the place of execution or performance, this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia applicable to agreements entered into and to be wholly performed therein, and Licensee hereby consents to the exclusive jurisdiction of the courts of the State of Georgia and United States courts located in the State of Georgia in connection with any suit, action or proceeding brought by

Licensee arising out of or related in any manner to this Agreement. Licensee agrees that the service of process by mail shall be effective service of same and that such service shall have the same effect as personal service within the State of Georgia and result in jurisdiction over Licensee in the appropriate forum in the State of Georgia. Nothing herein contained shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the employee or agent of the other, and Licensee shall have no right or power to obligate or bind WCW in any manner whatsoever. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party whether referred to herein or not. Paragraph headings as used in this Agreement are for convenience only and are not a part hereof, and shall not be used in any manner to interpret or otherwise modify any provision of this Agreement. As used herein, the word "person" means any individual, firm, partnership, association, corporation or other entity.

                      END OF STANDARD TERMS AND CONDITIONS

                                  EXHIBIT "B"

Date

Attn: Licensing Manager
World Championship Wrestling, Inc.
One CNN Center, Box 105366
Atlanta, GA 30348

Re:

Dear Sirs,

This letter will serve as notice to you that pursuant to Paragraph A-5(e) of the
Licensee Agreement (the "Agreement") dated                   between World
Championship Wrestling, Inc. ("WCW") and the Licensee (as defined therein), we have been engaged as the manufacturer for the manufacture of the Articles as defined in the Agreement. We hereby acknowledge that we have received and read copy of Exhibit "A" to that License Agreement containing the Standard Terms and Conditions and understand the terms and conditions set forth in the said Agreement and hereby agree to be bound by those provisions of the said Agreement which are applicable to us as manufactures of the Articles, including but not limited to your right, pursuant to Paragraphs A-3 and A-5 of the Agreement, to examine our books of account and records and manufacturing facility with respect to the manufacture of the Articles.

We further agree that we will abide by all relevant instructions from WCW and/or Licensee with respect to the inclusion of markings and notices on the Authorized Articles and the packaging and wrapping materials or cartons or containers therefor.

We understand that our engagement as the manufacture for the Authorized Articles is subject to your written approval. We request, therefore, that you sign the space below, thereby showing your acceptance of our engagement as aforesaid.


---------------------------------------
For and on behalf of

Agreed and accepted:

---------------------------------------
World Championship Wrestling, Inc.


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